Exhibit 10.1

[Conformed Copy]

FIRST AMENDMENT TO SECOND AMENDED

AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated September 28, 2011, by and among COLTEC INDUSTRIES INC, a Pennsylvania corporation (“Coltec”), COLTEC INDUSTRIAL PRODUCTS LLC, a Delaware limited liability company (“CIP”), GGB LLC, a Delaware limited liability company (“GGB LLC”), CORROSION CONTROL CORPORATION, a Colorado corporation (“CCC”), STEMCO LP, a Texas limited partnership (“Stemco LP (TX)”), STEMCO KAISER INCORPORATED, a Michigan corporation (“Kaiser”), TECHNETICS GROUP LLC, a North Carolina limited liability company (“Technetics”), TECHNETICS GROUP DAYTONA, INC., a Delaware corporation formerly known as Tara Technologies Corporation (“Technetics Daytona”), KENLEE DAYTONA LLC, a Delaware limited liability company (“KenLee”), APPLIED SURFACE TECHNOLOGY, INC., a California corporation (“Applied Surface”), BELFAB, INC., a Delaware corporation (“Belfab”; Coltec, CIP, GGB LLC, CCC, Stemco LP (TX), Kaiser, Technetics, Technetics Daytona, KenLee, Applied Surface, and Belfab are each individually referred to herein as a “Borrower” and collectively as “Borrowers”), ENPRO INDUSTRIES, INC., a North Carolina corporation (“Parent”), COLTEC INTERNATIONAL SERVICES CO., a Delaware corporation (“Coltec International”), GGB, INC., a Delaware corporation (“GGB Inc.”), STEMCO HOLDINGS, INC., a Delaware corporation (“Stemco Holdings”), COMPRESSOR PRODUCTS HOLDINGS, INC., a Delaware corporation (“Compressor Products”), COMPRESSOR SERVICES HOLDINGS, INC., a Delaware corporation (“Compressor Services”), BEST HOLDINGS I, INC., a Delaware corporation (“Best Holdings”; Coltec International, GGB Inc., Stemco Holdings, Compressor Products, Compressor Services, and Best Holdings are each individually referred to herein as a “Subsidiary Guarantor” and collectively as “Subsidiary Guarantors”); the various financial institutions party to the Loan Agreement (as defined below) from time to time (together with their respective successors and permitted assigns, the “Lenders”); and BANK OF AMERICA, N.A., a national banking association, in its capacity as a Lender and collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”).

Recitals:

Parent, Borrowers, Subsidiary Guarantors, Agent, and the Lenders are parties to that certain Second Amended and Restated Loan and Security Agreement dated March 31, 2011 (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Agent and the Lenders have extended certain loans and other financial accommodations to Borrowers.

Parent, Borrowers, and Subsidiary Guarantors have requested that Agent and the Lenders agree to amend the Loan Agreement to, among other things, increase the amount of the “Revolver Commitments” from $125,000,000 to $175,000,000.

Subject to the terms and conditions set forth herein, Agent and the Lenders are willing to enter into this Amendment.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) By deleting the definitions of “Applicable Margin”, “Borrowing Base”, “Cash Dominion Cure Event”, “Cash Dominion Period”, “Fixed Charges”, “Permitted Fixed Asset Debt”, “Permitted Term Loan”, “Revolver Commitment”, and “Secured Bank Product Provider” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new definitions:

Applicable Margin - a percentage on a per annum basis equal to 0.75% with respect to Revolver Loans that are Base Rate Loans, and 1.75% with respect to Revolver Loans that are LIBOR Loans, provided, that, following Agent’s receipt of the financial statements and Compliance Certificate required pursuant to Section 10.1.3 for each Fiscal Quarter ending on or after December 31, 2011, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased (provided that upon any waiver or cure of an applicable Event of Default, the decrease to the Applicable Margin shall be implemented on the Business Day next succeeding the date of such waiver or cure), based upon Average Availability, as follows:

Level	Average Availability	LIBOR Loans	Base Rate Loans
I	<$45,000,000	2.25%	1.25%
II	≥$45,000,000 but <$85,000,000	2.00%	1.00%
III	≥$85,000,000	1.75%	0.75%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to Average Availability for the Fiscal Quarter period ending on the last day of each Fiscal Quarter. Except as set forth in the last sentence hereof (or in the parenthetical set forth above), any such increase or reduction in the Applicable Margin provided for herein shall be effective three (3) Business Days after receipt by Agent of the financial statements and corresponding Compliance Certificate for each Fiscal Quarter. If the financial statements and the Compliance Certificate are not received by Agent by the date required pursuant to Section 10.1.3 (after giving effect to the applicable cure period set forth in Section 12.1.3), at the election of the Required Lenders the Applicable Margin shall be determined based on Level I in the above table until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that Agent and Lenders shall be entitled to accrue and receive interest at the Default Rate to the extent authorized by Section 3.1.5; provided, further, that no change shall be made in the levels set forth above solely due to any termination of the Commitments and, in such event, the levels shall be determined as of the date of such termination and shall no longer be subject to reduction or increase.

Borrowing Base - on any date of determination thereof, an amount equal to (i) the sum of (a) 85% of the Net Amount of Eligible Accounts of Borrowers on such date, plus (b) the Inventory Formula Amount, plus (c) the Fixed Asset Formula Amount, minus (ii) the Availability Reserve. Notwithstanding anything in this Agreement to the contrary, the amount of the Inventory Formula Amount comprising the Borrowing Base shall not at any time exceed 50% of the total amount of the Borrowing Base.

Cash Dominion Cure Event - means, following the commencement of a Cash Dominion Period, (a) no Event of Default exists and (b) Availability is greater than or equal to the greater of (i) the lesser of 15% of (A) the Borrowing Base or (B) the Commitments, or (ii) $17,500,000, in each case, on each day for a period of three (3) consecutive months.

Cash Dominion Period - the period commencing on the day that (a) an Event of Default occurs, or (b) Availability is less than an amount equal to the greater of (i) the lesser of 15% of (A) the Borrowing Base or (B) the Commitments, or (ii) $17,500,000, and ending on the date that a Cash Dominion Cure Event occurs.

Fixed Charges - with respect to any fiscal period of Parent and its consolidated Subsidiaries on a Consolidated basis, without duplication, (i) interest expense (but excluding from interest expense any non-cash interest expense attributable to the accretion of Debt discount to the extent that such non-cash interest expense is included therein), plus (ii) Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolver Loans, but including, without duplication, principal payments with respect to such Debt), plus (iii) scheduled principal payments of Debt, plus (iv) federal, state, local and foreign income taxes (excluding deferred taxes), plus (v) all Distributions made by Parent during such fiscal period, plus (vi) the amortization of the Fixed Asset Formula Amount component of the Borrowing Base. Notwithstanding anything herein to the contrary, in no event shall any PIK Interest be included in the calculation of “Fixed Charges” under this Agreement; provided, however, that, in all events, any payments made in cash under the Coltec Subordinated Note or the Stemco Subordinated Note, including pursuant to Section 1 of the Coltec Subordinated Note or Section 1 of the Stemco Subordinated Note, shall constitute “Fixed Charges” under this Agreement.

Permitted Fixed Asset Debt - Debt of Obligors and their Subsidiaries that is (i) not in excess of $10,000,000 in aggregate principal amount outstanding at any time and secured only by a Fixed Asset Lien, or (ii) the Permitted Term Loan. For the purposes of this definition, (a) any such Debt (but not any increase in the principal amount thereof after the Closing Date) that is listed on Schedule 10.2.3 shall not be included in the calculation of the amount of Permitted Fixed Asset Debt and (b) the principal amount of any Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation. Agent and the Lenders agree to subordinate the Lien granted in favor of Agent on Pledged Fixed Assets granted under this Agreement and the other Loan Documents to any Fixed Asset Lien granted in connection with Permitted Fixed Asset Debt permitted to be incurred pursuant to clause (i) of the first sentence of this definition if (x) the holder of such Fixed Asset Lien requests that Agent and the Lenders agree to subordinate Agent’s Lien, and (y) the agreement pursuant to which such Fixed Asset Lien is granted is permitted by the terms of this Agreement.

Permitted Term Loan - a term loan, the proceeds of which shall be solely used for the financing of one or more acquisitions,

(a) up to a principal amount that, after giving pro forma effect thereto, does not result in a pro forma Senior Secured Leverage Ratio greater than 2.50 to 1.00 (and, in all events, is not greater than $200,000,000),

(b) on generally accepted market terms and conditions (including (i) a maturity date that is on or after the date that is 90 days after the Commitment Termination Date, and (ii) a weighted average life to maturity from the incurrence of the initial tranche of the Permitted Term Loan that is at least four years),

(c) secured by any or all of the Property of Obligors that does not constitute Collateral under this Agreement (such Property is referred to herein as the “Other Assets”), it being acknowledged that the Pledged Fixed Assets may secure a Permitted Term Loan in accordance with clause (iii) of the following proviso, provided that,

(i) in the event such Permitted Term Loan shall be secured by a Lien upon any portion of the Collateral (other than Pledged Fixed Assets), Obligors shall grant to Agent, for the benefit of itself and Lenders, a second priority Lien upon the Other Assets,

(ii) in the event the Obligors agree to grant to Agent, for the benefit of itself and Lenders, a second priority Lien upon the Other Assets, Agent and the Lenders agree to permit Obligors to grant, for the benefit of the lenders of the Permitted Term Loan, a second priority Lien upon the Collateral (other than Pledged Fixed Assets), and

(iii) in the event such Permitted Term Loan shall be secured by a first priority Lien on the Pledged Fixed Assets, (A) Agent shall subordinate its first priority Lien upon the Pledged Fixed Assets so that, after giving effect to such Permitted Term Loan, Agent shall have a second priority Lien upon the Pledged Fixed Assets, and (B) the Fixed Asset Formula Amount shall be eliminated from the Borrowing Base, and if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of the first Business Day after any Borrower has obtained knowledge thereof or Agent’s demand, repay the outstanding Revolver Loans in accordance with Section 5.2.1(iii) of this Agreement,

(d) subject to an intercreditor agreement satisfactory to the Required Lenders in their sole and absolute discretion, and

(e) that may be incurred if, immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall exist, and (ii) Availability is not less than an amount equal to the greater of (A) the lesser of 15% of (I) the Borrowing Base or (II) the Commitments, or (B) $20,000,000.

Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Revolver Commitment” on Schedule I to this Agreement or the principal amount set forth in the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement (including Section 2.2) or to give effect to any applicable Assignment and Acceptance; and “Revolver Commitments” means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which on any date shall be $175,000,000 as increased from time to time pursuant to Section 2.2.

Secured Bank Product Provider - (a) BofA or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, by 10 days after the Closing Date for Bank Products in existence on the Closing Date or 10 days following creation of the Bank Product for Bank Products created after the Closing Date, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 13.20. Such provider may thereafter provide written notice to Agent from time to time (but not more frequently than monthly) updating such maximum amount and the methodology for calculating such amount.

(b) By adding the following new definitions of “Eligible Equipment”, “Eligible Real Property”, “First Amendment Date”, “Fixed Asset Formula Amount”, “Fixed Asset Sublimit”, “Permitted De Minimis Liens”, and “Pledged Fixed Assets” to Section 1.1 of the Loan Agreement, in proper alphabetical sequence:

Eligible Equipment - Equipment that Agent, in its Credit Judgment, deems to be Eligible Equipment. Without limiting the generality of the foregoing, no Equipment shall be Eligible Equipment unless: (a) such Borrower has good title to such Equipment, and such Equipment is owned by a Borrower, is subject to Agent’s first priority Lien and no other Lien or interest that is not a Permitted Lien (other than a Permitted De Minimis Lien), shall be in good working order and condition (ordinary wear and tear excepted), and is used or held for use by such Borrower in the Ordinary Course of Business; (b) it is located in the United States of America at premises owned or leased by a Borrower, provided that, if such Equipment is located on premises leased by a Borrower, (i) the lessor of such premises shall have delivered in favor of Agent a Lien Waiver with respect to such premises, or (ii) a Rent Reserve with respect to such premises has been established by Agent; (c) a Borrower has the right (whether contractually or otherwise) to grant to Agent a Lien upon such Equipment, and such Equipment shall not be subject to any Restrictive Agreement; (d) it does not constitute a fixture; (e) it is insured in an amount acceptable to Agent, and Agent is named lender’s loss payee in respect of such insurance; (f) it does not constitute an accession to Equipment that does not meet the criteria to qualify as Eligible Equipment; and (g) Agent shall have received appraisals for such Equipment that (i) with respect to appraisals received before April 1, 2012, are acceptable to the Required Lenders in their reasonable judgment exercised in a manner consistent with their customary practices or otherwise in good faith (it being acknowledged that the appraisals of Equipment received by the Agent in the month of September 2011 are acceptable to the Required Lenders), and (ii) with respect to appraisals received on or after April 1, 2012, are acceptable to Agent in its Credit Judgment. For the avoidance of doubt, each Borrower acknowledges and agrees that Equipment subject to Permitted Fixed Asset Debt shall not be Eligible Equipment.

Eligible Real Property - Real Property that Agent, in its Credit Judgment, deems to be Eligible Real Property. Without limiting the generality of the foregoing, no Real Property shall be Eligible Real Property unless: (a) it is owned by a Borrower; (b) it is located in the United States of America; (c) it is subject to Agent’s first priority Lien and no other Lien or interest that is not a Permitted Lien (other than a Permitted De Minimis Lien); (d) if any improvements are located thereon, such improvements are insured in an amount acceptable to Agent in its Credit Judgment, and Agent is named mortgagee in respect of such insurance; (e) Agent is the insured under a mortgagee title insurance policy that contains no exceptions to title that are not Permitted Liens (other than a Permitted De Minimis Lien) or that are not otherwise acceptable to Agent in its Credit Judgment, which title insurance policy is otherwise acceptable to Agent in its Credit Judgment; and (f) with respect to such Real Property, Agent shall have received, in form and substance satisfactory to Agent in its Credit Judgment, (i) a completed Phase I (and, if requested by Agent, Phase II) environmental assessment report that, among other things, does not indicate any material pending, threatened, or existing environmental liability or non-compliance with Environmental Laws or other Applicable Law, (ii) an ALTA survey (or such other survey that is acceptable to Agent in its Credit Judgment) by a land surveyor duly registered and licensed in the state in which such Real Property is located, (iii) a flood zone certificate or report and, if requested by Agent, flood insurance satisfactory to Agent shall have been procured and evidence thereof provided to Agent, (iv) a legal opinion from Borrowers’ counsel who practice in the jurisdiction in which such Real Property is located, which legal opinion shall address, among other things, the enforceability and perfection of Agent’s Liens upon such Real Property, (v) estoppel certificates from any third party tenants of such Real Property, and (vi) appraisals of such Real Property as requested by Agent that are in compliance with all Applicable Law, including the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, Pub. L. No. 101-73. 103 Stat. 183 (1989), provided that, with respect to appraisals of Real Property delivered before April 1, 2012, such appraisals shall be acceptable to the Required Lenders in their reasonable judgment exercised in a manner consistent with their customary practices or otherwise in good faith.

First Amendment Date - September 28, 2011.

Fixed Asset Formula Amount - on any date of determination, the Fixed Asset Sublimit, as amortized on a 7-year straight line basis commencing on April 1, 2012, and on the first day of each Fiscal Quarter thereafter; provided that, (a) with the consent of all Lenders, Borrowers shall have a one-time option to restart the amortization of the Fixed Asset Formula Amount after April 1, 2012, by demonstrating to Agent and the Lenders, through the appraisal or pledge, or both, of additional Fixed Assets or otherwise, that the Fixed Asset Sublimit equals $50,000,000 at the time of such amortization restart, (b) on the date that the Permitted Term Loan shall be secured by a first priority Lien on the Pledged Fixed Assets, the Fixed Asset Formula Amount shall be $0 on such date and at all times thereafter, and (c) in connection with any disposition of Pledged Fixed Assets in accordance with a Permitted Asset Disposition (including pursuant to the disposition of a business unit or business line) that are included in calculating the Fixed Asset Formula Amount and that are not replaced with Pledged Fixed Assets of like function and value acquired before or contemporaneously with such disposition and that are not encumbered by any Liens, the Fixed Asset Formula Amount shall be reduced by an amount equal to (i) the applicable advance rate set forth in the definition of Fixed Asset Sublimit, multiplied by (ii) the appraised value of the Pledged Fixed Assets included in the calculation of the Fixed Asset Formula Amount that are disposed of, as amortized at such time, unless, after giving effect to such Permitted Asset Disposition, the amount calculated pursuant to clause (b) of the definition of Fixed Asset Sublimit, as amortized and in effect at such time, exceeds the Fixed Asset Sublimit, as amortized and in effect at that time.

Fixed Asset Sublimit - on any date of determination, an amount equal to the lesser of (a) $50,000,000 and (b) the sum of (i) 80% of the appraised net orderly liquidation value of Eligible Equipment, plus (ii) 75% of the appraised fair market value of Eligible Real Property.

Permitted De Minimis Liens - Liens on Obligors’ Property with an aggregate fair market value that is not greater than $1,000,000, and securing aggregate obligations that are not greater than $1,000,000; provided, however, that such Liens shall not encumber more than $250,000 of Collateral that would otherwise be included in calculating the Borrowing Base.

Pledged Fixed Assets - with respect to each Obligor, (a) all of such Obligor’s existing and future Equipment, (b) contracts and other documents that evidence the ownership of or that otherwise directly relate to, any such Equipment, (c) all General Intangibles that relate in any way to any such Equipment, (d) to the extent pledged by such Obligor pursuant to a mortgage, deed of trust or similar documentation in favor of Agent, for the benefit of Secured Parties, the Real Property of such Obligor, and (e) all proceeds and products of the foregoing.

(c) By deleting clause (xv) of the definition of “Eligible Account” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clause (xv):

(xv) the Account is subject to a Lien other than a Permitted Lien (other than a Permitted De Minimis Lien);

(d) By deleting clause (vii) of the definition of “Eligible Inventory” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clause (vii):

(vii) it is at all times subject to Agent’s duly perfected, first priority security interest and no other Lien except, in each case, a Permitted Lien (other than a Permitted De Minimis Lien);

(e) By deleting the reference to “and” at the end of clause (x) of the definition of “Restricted Investment” in Section 1.1 of the Loan Agreement, by re-designating clause (xi) of such definition as clause (xii), and by adding the following new clause (xi) to such definition, in proper numerical sequence:

(xi) any Permitted Distribution constituting a Distribution under clause (ii) of the definition thereof, including the purchase of the call option entered into by Parent in connection with its issuance of the Convertible Debentures that entitles Parent to purchase shares of its stock from BofA at $33.79 per share; and

(f) By deleting the reference to “$175,000,000” set forth in Section 2.2.1 of the Loan

Agreement, and by substituting in lieu thereof a reference to “$225,000,000”.

(g) By deleting the second to last sentence of Section 2.2.1 of the Loan Agreement, and by substituting in lieu thereof the following new sentence:

Upon the addition of any Lender, or the increase in the Commitment of any Lender, Commitments set forth on Schedule I to this Agreement shall be amended by Agent and the Borrowers to reflect such addition or such increase.

(h) By deleting Section 3.2.2 of the Loan Agreement, and by substituting in lieu thereof the following new Section 3.2.2:

3.2.2 Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent for the Pro Rata benefit of Lenders a fee equal to 0.375% per annum of the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the Commitments, such fee to be paid monthly, in arrears, on the first day of each month; but if the Commitment Termination Date shall occur on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the Commitment Termination Date.

(i) By adding the following sentence to the end of clause (iii) of Section 5.2.1 of the Loan Agreement:

Without limiting the generality of the foregoing, on the date that the Permitted Term Loan shall be secured by a first priority Lien on the Pledged Fixed Assets, and if an Out-of-Formula Condition shall exist at the time (or as a result) thereof, Borrowers shall repay the outstanding Revolver Loans to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess in accordance with the terms and provisions set forth in this clause (iii).

(j) By deleting Section 7.1 of the Loan Agreement, and by substituting in lieu thereof the following new Section 7.1:

7.1 Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, each Obligor hereby (a) confirms the mortgage, pledge and assignment to Agent, for the benefit of the Secured Parties of the Collateral under (and as defined in) the Existing Loan Agreement and the other Existing Loan Documents, and the creation in favor of Agent, for the benefit of the Secured Parties, under the Existing Loan Agreement and such other Existing Loan Documents of a continuing Lien in such Collateral, all as security for the Obligations, in each case solely to the extent such Collateral is subject to the grant set forth in paragraph (b) below and thus continues to constitute Collateral as defined in this Agreement, and (b) grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon the following Property and interests in Property of such Obligor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(i)	all Inventory;

(ii)	all contracts, documents of title and other Documents that evidence the ownership of or right to receive or possess, or that otherwise directly relate to, any Inventory, including contracts and documents that relate to the acquisition or sale or other disposition of any Inventory;

(iii)	all rights of an unpaid vendor with respect to Inventory;

(iv)	all Accounts and other Receivables (other than Receivables arising from the sale or other disposition of Real Property) and other than receivables related to any asbestos insurance policies of any Obligor;

(v)	all contracts out of which any Receivable included in the Collateral has arisen and all rights under each such contract;

(vi)	all Deposit Accounts Collateral;

(vii)	all Intercompany Loans, however evidenced and whenever made;

(viii)	all General Intangibles (including Intellectual Property affixed to any Inventory or used in connection with the sale or marketing thereof), Instruments, Chattel Paper (including Electronic Chattel Paper), Documents, Letter-of-Credit Rights and Supporting Obligations, in each case to the extent arising out of, relating to, given in exchange or settlement for, governing or involving any of the Collateral;

(ix)	all cash and Cash Equivalents of any kind, including cash and Cash Equivalents of any kind (a) at any time deposited with or held by Agent or any other agent under this Agreement or any other Secured Party, or (b) acquired at any time by an Obligor with proceeds of any Collateral or proceeds of Loans or other extensions of credit under this Agreement;

(x)	all Commercial Tort Claims;

(xi)	all rights in or under any business interruption insurance policy, including all rights to payment thereunder;

(xii)	all Pledged Fixed Assets;

(xiii)	all substitutions for and replacements, products and cash and non-cash Proceeds of any of the foregoing items of Collateral, including Proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing items of the Collateral; and

(xiv)

all books and records (including all Receivable Records, records relating to Inventory, and all other books, records, account ledgers, data processing records and data stored electronically) to the extent evidencing, relating to or referring to any of the foregoing items of Collateral.

Agent and each Lender hereby (x) waive any failure of any Obligor to pledge any intercompany promissory notes under the Existing Loan Documents, and (y) acknowledge and agree that the grant set forth in this Section 7.1 of this Agreement excludes (1) rights under (but not proceeds of) any contract that contains an enforceable restriction on an Obligor’s right to grant a security interest to Agent, unless and until such Obligor shall have obtained consent from the relevant party or parties thereto to the grant of the security interest, (2) all Investment Property (including all Equity Interests of any Obligor or any Subsidiary of any Obligor), (3) all Fixed Assets that do not constitute Pledged Fixed Assets, and (4) all Software and Intellectual Property embedded in Fixed Assets that do not constitute Pledged Fixed Assets.

(k) By deleting the third sentence of Section 10.1.1 of the Loan Agreement, and by substituting in lieu thereof the following new sentence:

Agent shall have the right to (but not the obligation to request or obtain) an Orderly Liquidation Value Appraisal if the Aggregate Revolver Outstandings at any time exceed an amount equal to 50% of the lesser of (i) the Borrowing Base, or (ii) the Commitments.

(l) By deleting the reference to “and” at the end of clause (xiii) of Section 10.2.5 of the Loan Agreement, by re-designating clause (xiv) of Section 10.2.5 of the Loan Agreement as clause (xv), and by adding the following new clause (xiv) to Section 10.2.5 of the Loan Agreement, in proper numerical sequence:

(xiv)	Permitted De Minimis Liens; and

(m) By deleting Section 10.3.1 of the Loan Agreement, and by substituting in lieu thereof the following new Section 10.3.1:

10.3.1 Fixed Charge Coverage Ratio. If Availability at any time is less than an amount equal to the greater of (a) the lesser of 15% of (i) the Borrowing Base or (ii) the amount of the Commitments, or (b) $20,000,000 (which amount, in the event of any increase in the Commitments in accordance with Section 2.2, shall be increased by an amount equal to 12.0% of the amount of such increase) (such event being a “Covenant Trigger”), Obligors shall be required to maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 as of the immediately preceding fiscal month-end for which financial statements have been (or were required to be) delivered hereunder and as of each subsequent fiscal month end; provided, that (a) a breach of such covenant when so tested shall not be cured by a subsequent increase of Availability above the limit set forth above, and (b) following a Covenant Trigger, the requirement to comply with the Fixed Charge Coverage Ratio shall no longer apply if Borrowers have maintained Availability greater than or equal to an amount equal to the greater of (i) the lesser of 15% of (A) the Borrowing Base or (B) the amount of the Commitments, or (ii) $20,000,000 (which amount, in the event of any increase in the Commitments in accordance with Section 2.2, shall be increased by an amount equal to 12.0% of the amount of such increase) for three (3) consecutive months, after which time the requirement to comply with the Fixed Charge Coverage Ratio shall not apply unless a subsequent Covenant Trigger occurs. If Obligors fail to deliver financial statements on the due date therefor (without giving effect to any cure periods), such that the Fixed Charge Coverage Ratio cannot be calculated, the Fixed Charge Coverage Ratio shall be deemed to be less than 1.00 to 1.00 until such time as the required financial statements are actually delivered.

(n) By attaching to the Loan Agreement the Schedule I attached to this Amendment.

(o) By deleting each Revolver Commitment reference set forth on each Lender’s signature page to the Loan Agreement.

(p) By amending Schedule 8.1.1 to the Loan Agreement to reflect that the Real Property located at 6525 Goforth Street, Houston, Texas 77021 is leased (and not owned) by the PSI division of Corrosion Control Corporation.

(q) By deleting Schedule 9.1.4 to the Loan Agreement, and by attaching in lieu thereof Schedule 9.1.4 to this Amendment.

3. Acknowledgement Regarding Appraisal of Additional Pledged Fixed Assets. Each party hereto acknowledges and agrees that if, as a result of the advance rates with respect to Eligible Equipment and Eligible Real Property set forth in the Fixed Asset Sublimit applied to appraised values of Borrowers’ Pledged Fixed Assets received by Agent prior to the date of this Amendment, Availability under the Fixed Asset Formula Amount on the date of this Amendment is less than $50,000,000, the parties may agree to close this Amendment and pursue appraisals of additional Pledged Fixed Assets of Borrowers to increase Availability under the Fixed Asset Formula Amount to $50,000,000 (as the same may be reduced at such time based on the amortization schedule provided in the definition of Fixed Asset Formula Amount) on a post-closing basis after the date of this Amendment until April 1, 2012. As used in this Section, the terms “Eligible Equipment”, “Eligible Real Property”, “Fixed Asset Formula Amount”, “Fixed Asset Sublimit”, and “Pledged Fixed Assets” shall have the meanings set forth in the Loan Agreement upon giving effect to the terms of this Amendment.

4. Acknowledgement Regarding Fixture Filings. Borrowers acknowledge and agree that, on or before November 30, 2011, Borrowers shall (a) assist Agent in preparing and filing any and all amendments to fixture filings recorded by Agent naming a Borrower as debtor on or before the date hereof, including, without limitation, amendments to modify the legal descriptions attached to such fixture filings, and (b) use commercially reasonable efforts to deliver to Agent Lien Waivers with respect to leased locations at which any Borrower maintains or stores any Eligible Equipment, in each case, in form and substance satisfactory to Agent in its Credit Judgment.

5. Technetics Daytona Name Change. Borrowers previously informed Agent and the Lenders that Technetics Daytona changed its name from “Tara Technologies Corporation” (“Tara”) to “Technetics Group Daytona, Inc.”. Technetics Daytona hereby acknowledges and agrees that it is a “Borrower” under the Loan Agreement and the other Loan Documents, and affirms its Obligations as a Borrower under the Loan Agreement and the other Loan Documents, which Obligations are and shall remain in full force and effect, both before and after giving effect to the above-described name change. Technetics Daytona hereby further acknowledges and agrees that, prior to giving effect to the above-described name change, Tara granted to Agent, for the benefit of the Secured Parties, a security interest in and Lien upon all Collateral of Tara to secure the prompt payment and performance of all of the Obligations, and such security interest in and Lien upon all Collateral of Tara continues in the Collateral of Technetics Daytona after giving effect to the above-described name change with full force and effect and without interruption or release of any kind.

6. Grant and Re-Grant of Lien. To secure the prompt payment and performance of all of the Obligations, each Obligor hereby (a) confirms the mortgage, pledge and assignment to Agent, for the benefit of the Secured Parties of the Collateral under (and as defined in) the Existing Loan Agreement and the other Existing Loan Documents, and the creation in favor of Agent, for the benefit of the Secured Parties, under the Existing Loan Agreement and such other Existing Loan Documents of a continuing Lien in such Collateral, all as security for the Obligations, in each case solely to the extent such Collateral is subject to the grant set forth in paragraph (b) below and thus continues to constitute Collateral as defined in the Loan Agreement, and (b) grants, and re-grants, to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon the following Property and interests in Property of such Obligor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(i)	all Inventory;

(ii)	all contracts, documents of title and other Documents that evidence the ownership of or right to receive or possess, or that otherwise directly relate to, any Inventory, including contracts and documents that relate to the acquisition or sale or other disposition of any Inventory;

(iii)	all rights of an unpaid vendor with respect to Inventory;

(iv)	all Accounts and other Receivables (other than Receivables arising from the sale or other disposition of Real Property) and other than receivables related to any asbestos insurance policies of any Obligor;

(v)	all contracts out of which any Receivable included in the Collateral has arisen and all rights under each such contract;

(vi)	all Deposit Accounts Collateral;

(vii)	all Intercompany Loans, however evidenced and whenever made;

(viii)	all General Intangibles (including Intellectual Property affixed to any Inventory or used in connection with the sale or marketing thereof), Instruments, Chattel Paper (including Electronic Chattel Paper), Documents, Letter-of-Credit Rights and Supporting Obligations, in each case to the extent arising out of, relating to, given in exchange or settlement for, governing or involving any of the Collateral;

(ix)	all cash and Cash Equivalents of any kind, including cash and Cash Equivalents of any kind (a) at any time deposited with or held by Agent or any other agent under the Loan Agreement or any other Secured Party, or (b) acquired at any time by an Obligor with proceeds of any Collateral or proceeds of Loans or other extensions of credit under the Loan Agreement;

(x)	all Commercial Tort Claims;

(xi)	all rights in or under any business interruption insurance policy, including all rights to payment thereunder;

(xii)	all Pledged Fixed Assets;

(xiii)	all substitutions for and replacements, products and cash and non-cash Proceeds of any of the foregoing items of Collateral, including Proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing items of the Collateral; and

(xiv)	all books and records (including all Receivable Records, records relating to Inventory, and all other books, records, account ledgers, data processing records and data stored electronically) to the extent evidencing, relating to or referring to any of the foregoing items of Collateral.

Agent and each Lender hereby (x) waive any failure of any Obligor to pledge any intercompany promissory notes under the Existing Loan Documents, and (y) acknowledge and agree that the grant set forth in this Section excludes (1) rights under (but not proceeds of) any contract that contains an enforceable restriction on an Obligor’s right to grant a security interest to Agent, unless and until such Obligor shall have obtained consent from the relevant party or parties thereto to the grant of the security interest, (2) all Investment Property (including all Equity Interests of any Obligor or any Subsidiary of any Obligor), (3) all Fixed Assets that do not constitute Pledged Fixed Assets, and (4) all Software and Intellectual Property embedded in Fixed Assets that do not constitute Pledged Fixed Assets.

7. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents to which it is a party and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents to which it is a party.

8. Acknowledgments and Stipulations. Each Borrower and Guarantor acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower or Guarantor that are enforceable against such Borrower or Guarantor in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights generally or by general equitable principles; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower or Guarantor); and the security interests and Liens granted by such Borrower or Guarantor in favor of Agent, for the benefit of itself and the Lenders, are duly perfected, first priority security interests and Liens (except with respect to those Permitted Liens that are permitted to have priority pursuant to the Loan Documents); provided, that, no representation or warranty is made by any Obligor as to the perfection of Agent’s Lien in any Pledged Collateral (as defined in any Pledge Agreement) under foreign law.

9. Representations and Warranties. Each Borrower and Guarantor represents and warrants to Agent and the Lenders, to induce Agent and the Lenders to enter into this Amendment, that, after giving effect to the consents, waivers, and amendments set forth in this Amendment, no Event of Default exists on the date hereof, and all of the representations and warranties made by such Borrower or Guarantor in the Loan Agreement are true and correct on and as of the date hereof (except for those representations which expressly relate to an earlier date); and the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower or Guarantor and this Amendment has been duly executed and delivered by such Borrower or Guarantor.

10. Reference to Loan Agreement. Upon the Effective Date, each reference in the Loan Agreement or any other Loan Document to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement or such other Loan Document, as amended, modified and supplemented by this Amendment.

11. Breach of Amendment. This Amendment shall be part of the Loan Agreement and each of the other Loan Documents and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

12. Conditions Precedent. The effectiveness of the amendments contained in Section 2 of this Amendment is subject to the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Agent (and, if expressly indicated below, Lenders), on or before September 28, 2011, unless satisfaction thereof is specifically waived in writing by Agent:

(a)	Agent shall have received this Amendment, in form and substance satisfactory to Lenders, duly executed and delivered by a Senior Officer of each Obligor and an authorized officer of each Lender;

(b)	Agent shall have completed its due diligence review of Obligors, including appraisals of Borrowers’ Equipment satisfactory to Lenders (it being acknowledged that the appraisals of Equipment received in September 2011 by Agent are satisfactory to the Lenders);

(c)	In the opinion of Agent, no material adverse change shall have occurred with respect to Borrowers’ assets, liabilities, business, financial condition, business prospects, or, taken as a whole, results of operations;

(d)	Agent shall be satisfied with all environmental aspects relating to Borrowers and their business;

(e)	Agent shall have received such historic financial statements, pro forma financial statements, and projections with respect to Borrowers as Agent deems appropriate;

(f)	Agent shall have received from each Obligor resolutions, certified by a secretary or Senior Officer of such Obligor, evidencing such Obligor’s authorization to enter into this Amendment; and

(g)	Borrowers shall have paid all fees and expenses set forth in (i) the Fee Letter dated August 19, 2011, among Borrowers, Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and (ii) Section 13 of this Amendment.

13. Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

14. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

15. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the other Loan Documents as herein modified shall continue in full force and effect.

17. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic (PDF) transmission shall be deemed to be an original signature hereto.

18. Further Assurances. Each Borrower and Guarantor agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

19. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

20. Release of Claims. To induce Agent and the Lenders to enter into this Amendment, each Borrower and Guarantor hereby releases, acquits and forever discharges Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower or Guarantor now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents. Each Borrower and Guarantor represents and warrants to Agent and each Lender that such Borrower or Guarantor has not transferred or assigned to any Person any claim that such Borrower or Guarantor ever had or claimed to have against Agent or any Lender.

21. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; Signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:	COLTEC INDUSTRIES INC

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

COLTEC INDUSTRIAL PRODUCTS LLC

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

GGB LLC

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

CORROSION CONTROL CORPORATION

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

STEMCO LP

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

STEMCO KAISER INCORPORATED

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

[Signatures continue on following page.]

First Amendment to Second Amended and Restated Loan and Security Agreement

TECHNETICS GROUP LLC

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

TECHNETICS GROUP DAYTONA, INC.

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President

KENLEE DAYTONA LLC

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

APPLIED SURFACE TECHNOLOGY, INC.

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

BELFAB, INC.

By:	/s/ Robert S. McLean
Name:	Robert S. McLean
Title:	Vice President and Secretary

[Signatures continue on following page.]

First Amendment to Second Amended and Restated Loan and Security Agreement

GUARANTORS:	ENPRO INDUSTRIES, INC.

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Vice President and Treasurer

COLTEC INTERNATIONAL SERVICES CO.

	By:	/s/ Robert S. McLean
	Name:	Robert S. McLean
	Title:	Vice President

GGB, INC.

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

STEMCO HOLDINGS, INC.

	By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Vice President and Secretary

COMPRESSOR PRODUCTS HOLDINGS, INC.

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

COMPRESSOR SERVICES HOLDINGS, INC.

	By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Treasurer

BEST HOLDINGS I, INC.

	By:	/s/ Robert S. McLean
	Name:	Robert S. McLean
	Title:	Vice President and Secretary

[Signatures continue on following page.]

First Amendment to Second Amended and Restated Loan and Security Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Agent

	By:	/s/ Andrew R. Doherty
	Name:	Andrew A. Doherty
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Andrew R. Doherty
	Name:	Andrew A. Doherty
	Title:	Senior Vice President

[Signatures continue on following page.]

First Amendment to Second Amended and Restated Loan and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark Bradford
Name:	Mark Bradford
Title:	Vice President

[Signatures continue on following page.]

First Amendment to Second Amended and Restated Loan and Security Agreement

SUNTRUST BANK

By:	/s/ Nigel Fabien
Name:	Nigel Fabien
Title:	Vice President

[Signatures continue on following page.]

First Amendment to Second Amended and Restated Loan and Security Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Andrew C. Ashley
Name:	Andrew C. Ashley
Title:	Assistant Vice President

Notice Information:

OH-01-27-1814
127 Public Square
Cleveland, Ohio 44114-1306
Attention: Andrew Ashley
Facsimile Number: (216) 689-8470

First Amendment to Second Amended and Restated Loan and Security Agreement

Schedule I

Revolver Commitments

Lender	Revolver Commitment

Bank of America, N.A.	$70,000,000

Wells Fargo Bank, National Association	$45,000,000

SunTrust Bank	$30,000,000

KeyBank National Association	$30,000,000

TOTAL:	$175,000,000

Schedule 9.1.4

Capital Structure

[See attached.]

Schedule 9.1.4

Capital Structure

Name	Jurisdiction of Incorporation	Authorized	Issued	Issued To1
EnPro Industries, Inc.	North Carolina	100,000,000 Common Shares; 50,000,000 Preferred Shares; 204,150 Series A Junior Participating Preferred Shares	20,669,747 Common Shares; 0 Preferred Shares; 0 Series A Junior Participating Preferred Shares	Coltec Industries Inc (235,167 Common Shares) Public (20,434,580 Common Shares)

Allwest Compressor Products ULC	Canada	1,000 shares	650 shares	Compressor Products Holdings, Inc.

Alpha Engineering SRL	Italy	—	12,688 EUR issued equity interests (of which EnPro holds 2,288 EUR)	EnPro Luxembourg Holding Company S.a.r.l. (18.03%)

The Anchor Packing Company	North Carolina	3,750 shares	1,000 shares	Garrison Litigation Management Group, Ltd.

Applied Surface Technology, Inc.	California	1,000,000	1,000,000	Technetics Group Daytona, Inc. (f/k/a Tara Technologies Corporation)

Belfab, Inc.	Delaware	1,000,000	100	Technetics Group Daytona, Inc. (f/k/a Tara Technologies Corporation)

Best Holdings I, Inc.	Delaware	750,000 Preferred 250,000 Common	0 Preferred 91.82 Common	Technetics Group LLC

CAB Compressores Industrie e Comercio Ltda.	Brazil	774.00 quotas	774.00 quotas	Compressor Products International Ltda.

Coltec do Brasil Produtos Industrias Ltda.	Brazil	10,309 quotas	10,309 quotas	Coltec Industries Inc - 9,175 quotas (89%) Coltec International Services Co. - 1,134 quotas (11%)

[1]	Unless otherwise noted , all Equity Interests are common or the equivalent and all ownership percentages are 100%.

Schedule 9.1.4

Capital Structure

Name	Jurisdiction of Incorporation	Authorized	Issued	Issued To1

Coltec Finance Company Ltd.	United Kingdom	100 shares	100 shares	Coltec Industries Inc

Coltec Industrial Products LLC	Delaware	1,000 units	1,000 units	Coltec Industries Inc

Coltec Industries Inc	Pennsylvania	1,000 shares	1,000 shares	EnPro Industries, Inc.

Coltec Industries France SAS	France	60.250.000 francs	60.250.000 francs	Garlock GmbH

Coltec Industries Pacific Pte. Ltd.	Singapore	100,000$$	100$$	Coltec Industries Inc

Coltec International Services Co	Delaware	1,000 shares	1,000 shares	Coltec Industries Inc

Compressor Products Holdings, Inc.	Delaware	1,000 shares	1,000 shares	Coltec Industries Inc

Compressor Products Holdings, Limited	United Kingdom	10,000 shares	10,000 shares	Coltec Industries Inc

Compressor Products International Canada, Inc.	Canada	unlimited	11,000,001	EnPro Luxembourg Holding Company S.a.r.l.

Compressor Products International GMBH	Germany	25,000 shares	25,000 shares	Garlock GmbH

Compressor Products International, Limited	United Kingdom	10,000 Preferred Ordinary 109,964 New Ordinary	10,000 Preferred Ordinary 109,964 New Ordinary	Compressor Products Holdings, Limited

Compressor Products International Ltda.	Brazil	5,000,000 reals	5,000,000 reals	Compressor Products International, Limited (99%) CPI Investments Limited (1%)

Compressor Products International (Shanghai) Co., Ltd.	China	$1,400,000	$950,000	EnPro Hong Kong Holdings Company Limited

Schedule 9.1.4

Capital Structure

Name	Jurisdiction of Incorporation	Authorized	Issued	Issued To1
Compressor Sales & Services Co., Ltd	Thailand	100,000 shares	100,000 shares	Coltec Industries Pacific Pte Ltd – 45,000 shares (45.000%) CPI Asia Co., Ltd – 54,999 shares (54.999%) Samuel Phillip Dunseath – 1 sharee (0.001%)

Compressor Services Holdings, Inc.	Delaware	1,000 shares	1,000 shares	Coltec Industries Inc

Corrosion Control Corporation	Colorado	1,000 shares	1,000 shares	Coltec Industries Inc

CPI Investments Limited	United Kingdom	1,000 shares	1,000 shares	Compressor Products International, Limited

CPI-Liard SAS	France	€ 3,014,350	€ 3,014,350	Compressor Products International Ltd.

CPI Pacific Pty Limited	Australia	1,000 shares	1,000 shares	Compressor Products International, Limited

EnPro Corporate Management Consulting (Shanghai) Co., Ltd.	China	$150,000	$70,000	EnPro Hong Kong Holdings Company Limited

EnPro German Holding GmbH	Germany	25,000 shares	25,000 shares	EnPro Luxembourg Holding Company S.a.r.l.

EnPro Hong Kong Holdings Company Limited	China	HKD 10,000	HKD 10,000	Coltec Industries Inc

EnPro India Private Limited	India	10,000 shares	10,000 shares	Coltec Industries Pacific Pte. Ltd.

EnPro Industries International Trading (Shanghai) Co., Ltd.	China	$140,000 USD	$140,000 USD	Coltec Industries Inc

Schedule 9.1.4

Capital Structure

Name	Jurisdiction of Incorporation	Authorized	Issued	Issued To1
EnPro Luxembourg Holding Company S.a.r.l.	Luxembourg	30,000 shares	30,000 shares	GGB, Inc.

Franken Plastik GmbH	Germany	1 share, with a nominal value of DEM 2 million	1 share, with a nominal value of DEM 2 million	Garlock GmbH

GGB, Inc.	Delaware	1,000 shares	1,000 shares	Coltec Industries Inc

GGB LLC	Delaware	1,000 units	1,000 units	Coltec Industries Inc

GGB Austria GmbH	Austria	13.000.000 EUR	13.000.000 EUR	GGB, Inc.

GGB Bearing Technology (Suzhou) Co., Ltd.	China	$6,400,000	$6,400,000	GGB, Inc.

GGB Brasil Industria de Mancais e Componentes Ltda.	Brasil	4,315,422 quotas	4,315,422 quotas	GGB, Inc. (4,315,421 quotas)
Coltec Industries Inc (1 quota)

GGB France E.U.R.L.	France	8,000 shares	8,000 shares	GGB Holdings E.U.R.L.

GGB Heilbronn GmbH	Germany	25.000,00 EUR	25.000,00 Euro	EnPro German Holding GmbH

GGB Holdings E.U.R.L.	France	8.000 EUR	8.000 EUR	GGB, Inc.

GGB Italy s.r.l	Italy	10.000 EUR	10.000 EUR	GGB, Inc.

GGB Kunststoff-Technologie GmbH	Germany	35.000 EUR	35.000 EUR	GGB Heilbronn GmbH

GGB Real Estate GmbH	Germany	25.000 EUR	25.000 EUR	GGB, Inc.

GGB Slovakia s.r.o	Slovakia	500,000 SKK	500,000 SKK	GGB, Inc.

Schedule 9.1.4

Capital Structure

Name	Jurisdiction of Incorporation	Authorized	Issued	Issued To1
GGB Tristar Suisse S.A.	Switzerland	250 shares	250 shares	GGB, Inc. (246 shares) Hans Hussy (1 share) Horst Matzner (1 share) Jean de Raemy (1 share) Bernd Fischer (1 share)

Garlock de Mexico, S.A. de C.V.	Mexico	156,000 (CF)	156,000 (CF)	Garlock Sealing Technologies LLC –155,998 (CF);

		1,995,000 (CV)	1,995,000 (CV)	1,995,000 (CV)

		2,151,000 (total capital fijo and variable)	2,151,000 (total capital fijo and variable)	Garlock Overseas Corporation – 2 (CF)

Garlock France SAS	France	302,500	302,500	Coltec Industries France SAS

Garlock GmbH	Germany	150,000 DM	150,000 DM	EnPro German Holding GmbH

Garlock (Great Britain) Limited	United Kingdom	40,000 shares	15,000 shares	Coltec Industries Inc

Garlock International Inc	Delaware	1,000 shares	1,000 shares	Garlock Sealing Technologies LLC

Garlock of Canada Ltd.	Canada	100 shares	100 shares	Garlock International Inc

Garlock Overseas Corporation	Delaware	500 Common Shares	1 Common Share	Garlock Sealing Technologies LLC
500 Preferred Shares

Garlock Pty Limited	Australia	500,000 shares	300,000 shares	Garlock Sealing Technologies LLC

Garlock Sealing Technologies LLC	North Carolina	100 units	100 units	Coltec Industries Inc

Garlock Sealing Technologies (Shanghai) Co., Ltd.	China	1,700,000 shares	1,700,000 shares	EnPro Hong Kong Holdings Company Limited

Garlock Valqua Japan, Inc.	Japan	1,600 shares	1,600 shares	Garlock Sealing Technologies LLC (49%)

Schedule 9.1.4

Capital Structure

Name	Jurisdiction of Incorporation	Authorized	Issued	Issued To1

Garrison Litigation Management Group, Ltd.	North Carolina	1,500,000 Common Shares	1,300,000 Common Shares	Coltec Industries Inc
		300,000 Preferred Shares	250,000 Preferred Shares

HTCI, Inc.	Michigan	1,000 shares	1,000 shares	Coltec Industries Inc

Kenlee Daytona LLC	Delaware	—	—	Best Holdings I, Inc. (100% Membership Interest)

Link Seal Japan Ltd.	Japan	800 shares	200 shares	Coltec Industries Pacific Pte. Ltd. (50%)

QFM Sales and Services, Inc.	Delaware	1,000 shares	1,000 shares	Coltec Industries Inc

Pipeline Seal & Insulator Co. Limited	United Kingdom	1,500,000 shares	1,500,000 shares	Garlock (Great Britain) Limited

Player & Cornish P.E.T. Limited	United Kingdom	1,000 shares	1,000 shares	Compressor Products International Limited

PSI Products GmbH	Germany	100,000 DEM /1 share with a nominal value 51,200 EUR	100,000 DEM /1 share with a nominal value 51,200 EUR	Franken Plastik GmbH

PSI (SEA) SDN BHD	Malaysia	1 million ordinary shares	600,000 ordinary shares	Coltec Industries Pacific Pte. Ltd. (50%)

Robix Limited	United Kingdom	100,000 shares	100,000 shares	Compressor Products International, Limited

Stemco Crewson LLC	Texas	—	—	Stemco LP (20%)

STEMCO Kaiser Incorporated	Michigan	10,000 Preferred Shares 2,000 Common Shares	540 Common Shares	Coltec Industries Inc

Schedule 9.1.4

Capital Structure

Name	Jurisdiction of Incorporation	Authorized	Issued	Issued To1

Stemco LP	Texas	Partnership Interest	Partnership Interest	Coltec Industries Inc – General Partner (1%) Stemco Holdings, Inc. – Limited Partner (99%)

Stemco Holdings, Inc.	Delaware	1,000 shares	1,000 shares	Coltec Industries Inc

StemPro de Mexico, S. de R.L. De C.V.	Mexico	3,000 Pesos	3,000 Pesos	Coltec Industries Inc (75%) Coltec Internacional Services Co. (25%)

Technetics Group Daytona, Inc. (f/k/a Tara Technologies Corporation)	Delaware	1,000,000	100	Best Holdings I, Inc.

Technetics Group LLC	North Carolina	—	—	Coltec Industries Inc (100% Membership Interest)

Texflo Compressor Services ULC	Canada	14,000,000 shares	1,000 shares	Compressor Services Holdings, Inc.

Wide Range Elastomers Limited	United Kingdom	200 shares	200 shares	Garlock (Great Britain) Limited